                                                                     Exhibit 11

                          WYNN'S INTERNATIONAL, INC.

             COMPUTATION OF NET INCOME PER COMMON SHARE - PRIMARY
               (Dollars in Thousands Except Per Share Amounts)

                                                       Three Months Ended
                                                          September 30
                                                     ------------------------
                                                       1995           1994
                                                     ---------      ---------
Net income                                           $   3,867      $   3,043
                                                     =========      =========

Weighted average number of shares issued             6,021,612      5,556,726

Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average market
  price                                                202,818        137,911
                                                     ---------      ---------

Common and common equivalent shares                  6,224,430      5,694,637
                                                     =========      =========

Income per common share                              $     .62      $     .53
                                                     =========      =========


                                                        Nine Months Ended
                                                          September 30
                                                     ------------------------
                                                       1995           1994
                                                     ---------      ---------
Net income                                           $  11,618      $   9,102
                                                     =========      =========

Weighted average number of shares issued             5,915,095      5,548,574

Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average market
  price                                                168,569        136,770
                                                     ---------      ---------

Common and common equivalent shares                  6,083,664      5,685,344
                                                     =========      =========

Income per common share                              $    1.91      $    1.60
                                                     =========      =========

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
                                                                     Exhibit 11

                          WYNN'S INTERNATIONAL, INC.

     COMPUTATION OF NET INCOME PER COMMON SHARE - ASSUMING FULL DILUTION
               (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                       Three Months Ended
                                                          September 30
                                                     ------------------------
                                                       1995           1994
                                                     ---------      ---------
Net income                                           $   3,867      $   3,043
Net interest expense from convertible notes                -               92
                                                     ---------      ---------
  Adjusted net income                                $   3,867      $   3,135
                                                     =========      =========

Weighted average number of shares issued             6,021,612      5,556,726
Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average or
  ending market price, whichever is higher             208,793        158,827

Dilutive effect of assumed conversion of
  notes outstanding                                        -          426,135
                                                     ---------      ---------

Fully diluted shares                                 6,230,405      6,141,688
                                                     =========      =========

Income per common share                              $     .62      $     .51
                                                     =========      =========

                                                        Nine Months Ended
                                                          September 30
                                                     ------------------------
                                                       1995           1994
                                                     ---------      ---------
Net income                                           $  11,618      $   9,102
Net interest expense from convertible notes                 59            275
                                                     ---------      ---------
  Adjusted net income                                $  11,677      $   9,377
                                                     =========      =========

Weighted average number of shares issued             5,915,095      5,548,574
Net shares assumed issued using the treasury
  stock method for stock options outstanding
  during each period based on average or
  ending market price, whichever is higher             213,188        157,500

Dilutive effect of assumed conversion of
  notes outstanding                                     93,118        428,723
                                                     ---------      ---------

Fully diluted shares                                 6,221,401      6,134,797
                                                     =========      =========

Income per common share                              $    1.88      $    1.53
                                                     =========      =========